Exhibit 10.2

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

        This Amendment to Registration Rights Agreement (the “Amendment”) is made and entered into as of June 23, 2004 between InterCept, Inc., a corporation formed under the laws of the State of Georgia (the “Company”), on one hand, and the investors listed on the signature pages hereto (each an “Investor” and collectively the “Investors”), on the other hand.

Background:

       (1)      The Company and the Investors have entered into an Exchange Agreement dated the date of this Amendment for the exchange of the Company’s Series A Preferred Stock for the Company’s Series B Preferred Stock (the “Exchange Agreement”).

        (2)      The Company and the Investors previously entered into a Registration Rights Agreement, dated September 16, 2003, with regard to the Series A Preferred Stock (the “Original Agreement”).

        (3)      The Company and the Investors desire for the Investors to have the same registration rights with respect to the Series B Preferred Stock issued pursuant to the Exchange Agreement that they had for the Series A Preferred Stock.

        NOW THEREFORE, for and in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.      Amendment Regarding Series B Preferred. Every place in the Original Agreement that refers to the Company’s Series A Preferred Stock is hereby amended to refer instead to the Company’s Series B Preferred Stock, such that the Investors and the Company shall have the same rights and obligations with regard to the Series B Preferred Stock under the Original Agreement, as amended hereby, as they had previously with regard to the Series A Preferred Stock.

        2.      Future Amendments. Section 2.7 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

        “No amendment or modification of the Original Agreement, as amended hereby, shall be valid or binding upon InterCept, or the Investors, unless made in compliance with Section 5.1 of the Exchange Agreement. Any amendment or waiver effected in accordance with this section shall be binding upon the Company and each holder of Registrable Securities at the time outstanding and each future holder of all such securities.”

        3.      Governing Law. This Amendment is to be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the choice of law provisions thereof.

        4.      Counterparts. This Amendment may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document. Facsimile signature pages will be accepted as originals for all purposes hereof.

        5.      Succession and Assignment. The Original Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either the Original Agreement, as amended hereby, or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of the other party; provided, however, that each Investor may assign its rights and interests hereunder and thereunder to any Permitted Transferees (as defined in the Exchange Agreement).

        6.      Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

        7.      Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

        8.      Entire Agreement. Except as expressly amended by this Amendment, the Original Agreement remains in full force and effect in accordance with its original terms. The Original Agreement, as amended hereby, represents the entire agreement of the parties relating to the subject matter hereof. All prior understandings and agreements relating to the subject matter hereof are hereby expressly terminated.

Signatures begin on next page.

        This Amendment to Registration Rights Agreement is duly executed as of the date first above written.

"Company" InterCept, Inc., a Georgia corporation By: /s/ G. Lynn Boggs Name: G. Lynn Boggs Title: President and COO

"Investors" DLJ Capital Corporation, a Delaware corporation By: /s/ Robert Finzi Name: Robert Finzi Title: Managing Director

Sprout Capital IX, L.P., a Delaware limited partnership By: DLJ Capital Corporation, its Managing General Partner By: /s/ Robert Finzi Name: Robert Finzi Title: Managing Director

Sprout Entrepreneurs Fund, L.P. a Delaware limited partnership By: DLJ Capital Corporation, its General Partner By: /s/ Robert Finzi Name: Robert Finzi Title: Managing Director

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